EXHIBIT 21



                                  SUBSIDIARIES

                                              STATE OR OTHER
                                             JURISDICTION OF        PERCENTAGE
PARENT                                        INCORPORATION         OWNERSHIP
------                                        -------------         ---------

HCB Bancshares, Inc.                            Oklahoma


Subsidiaries (1)
----------------

HEARTLAND Community Bank                        United States           100%

Subsidiary of HEARTLAND Community Bank
--------------------------------------

HCB Properties, Inc.                            Arkansas                100%


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(1)  The assets,  liabilities and operations of the subsidiaries are included in the Consolidated Financial Statements contained in Item 8 hereof.